NEWS RELEASE

CONTACT:
CONMED Corporation
Todd Garner
Chief Financial Officer
315-624-3317
ToddGarner@conmed.com

CONMED Corporation Announces First Quarter 2018 Financial Results

Utica, New York, April 25, 2018 --- CONMED Corporation (Nasdaq: CNMD) today announced financial results for the first quarter ended March 31, 2018.

First Quarter 2018 Highlights

•	Sales of $202.1 million increased 8.3% year over year as reported and 6.8% in constant currency and as adjusted(1).
•	Domestic revenue increased 6.9% year over year as reported and 8.7% as adjusted(1) and was driven by growth in both General Surgery and Orthopedics.
•	International revenue increased 10.0% as reported and 4.7% in constant currency, driven by continued growth in General Surgery and Orthopedics.
•	Gross margin (GAAP) increased 70 basis points and adjusted gross margin increased 50 basis points year over year to 54.2%.
•	Diluted net earnings per share (GAAP) were $0.37, compared to diluted net loss per share (GAAP) of $0.16 in the first quarter of 2017.
•	Adjusted diluted net earnings per share(2) were $0.53 versus $0.38 in the prior-year period, an increase of 39.5%.
•	The Company raises full-year 2018 financial guidance.

“We are pleased with our first quarter results, in which we delivered 6.8% constant-currency revenue growth and 13.9% adjusted EBITDA growth over the prior year,” commented Curt R. Hartman, CONMED’s President and Chief Executive Officer. “Looking forward, we are increasing our outlook for 2018, while continuing to invest back into the business to strengthen the long-term revenue and earnings profile of the Company.”

Sales Analysis

For the quarter ended March 31, 2018, domestic sales, which represented 52.6% of total revenue, increased 6.9% on a reported basis, driven by solid performances in both General Surgery and Orthopedics. On January 1, 2018, the Company began adjusting its sales for administrative fees by recording these fees as a reduction of revenue under ASU No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”). For the first quarter of 2017, these administrative fees totaled $1.7 million. As a result, on an adjusted(1) basis, domestic sales increased 8.7% year over year.

International sales, which represented 47.4% of total revenue, increased 10.0% compared to the first quarter of 2017 on a reported basis. Foreign currency exchange rates, including the effects of the FX hedging program, had a positive impact of $4.6 million on first quarter sales. In constant currency, international sales increased 4.7% versus the prior-year period.

Earnings Analysis

For the quarter ended March 31, 2018, reported net earnings totaled $10.7 million, compared to a reported net loss of $4.5 million a year ago. Reported diluted net earnings per share were $0.37 in the quarter, compared to reported diluted net loss per share of $0.16 in the prior-year period. Reported net loss for 2017 includes restructuring costs, business acquisition costs, and legal costs. Reported net income for the first quarter of 2018 includes a tax expense of $0.3 million resulting from adjustments to the December 2017 tax balances related to the 2017 Tax Cuts and Jobs Act. The effect of each of these items on reported net income (loss) and reported diluted net earnings (loss) per share appears in the reconciliation of GAAP to non-GAAP measures below.

The Company excludes the costs of special items, including acquisitions, restructurings, legal matters, gains on the sale of assets, debt refinancings, amortization of intangible assets, net of tax, as well as adjustments to the December 2017 tax balances and provisional income tax effects of the 2017 Tax Cuts and Jobs Act, from its adjusted diluted net earnings per share. Excluding the impact of these items, adjusted net earnings(3) of $15.1 million increased 42.7% year over year, and adjusted diluted net earnings per share(2) of $0.53 increased 39.5% year over year. The increase in adjusted net earnings(3) resulted primarily from higher sales, the favorable impact of foreign exchange rates, improved operating margin and a lower effective tax rate.

2018 Outlook

Based on current business trends, CONMED is raising its previously issued financial guidance. The Company now expects full-year 2018 constant-currency sales growth in the range of 4.5% to 5.5%, compared to the previous range of 4.0% to 5.0%. Based on recent exchange rates, the positive impact to 2018 sales from foreign exchange is anticipated to be between 100 and 150 basis points, which is consistent with the Company’s previously issued guidance.

The Company now forecasts full-year 2018 adjusted diluted net earnings per share in the range of $2.15 to $2.20, compared to the previous range of $2.11 to $2.17. This represents growth over 2017 of approximately 14% to 16%. The adjusted diluted net earnings per share estimates for 2018 exclude the cost of special items, including acquisition costs and restructuring costs, which are estimated in the range of $3 to $5 million, net of tax, and amortization of intangible assets, which are estimated in the range of $16 to $18 million, net of tax.

Supplemental Financial Disclosures

(1) Adjusted net sales growth is measured in constant currency and is adjusted for administrative fees that the Company began recording as a reduction of revenue under ASU 2014-09, Revenue from Contracts with Customers, effective January 1, 2018; 2017 administrative fees totaled $1.7 million for the period and were all related to domestic sales.

(2) A reconciliation of reported diluted net earnings (loss) per share to adjusted diluted net earnings per share, a non-GAAP financial measure, appears below.

(3) A reconciliation of reported net income (loss) to adjusted net earnings, a non-GAAP financial measure, appears below.

Conference Call

The Company’s management will host a conference call today at 4:30 p.m. ET to discuss its first quarter 2018 results.

To participate in the conference call, dial 844-889-7792 (domestic) or 661-378-9936 (international) and refer to the passcode 3682039.

This conference call will also be webcast and can be accessed from the “Investors” section of CONMED's website at www.conmed.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

A recording of the call will also be available from 7:30 p.m. ET on Wednesday, April 25, 2018, until 7:30 p.m. ET on Wednesday, May 9, 2018. To hear this recording, dial 855-859-2056 (domestic) or 404-537-3406 (international) and enter the passcode 3682039.

About CONMED Corporation

CONMED is a medical technology company that provides surgical devices and equipment for minimally invasive procedures. The Company’s products are used by surgeons and physicians in a variety of specialties, including orthopedics, general surgery, gynecology, neurosurgery and gastroenterology. CONMED has a direct selling presence in 19 countries, and international sales constitute approximately 50% of the Company’s total sales. Headquartered in Utica, New York, the Company employs approximately 3,100 people. For more information, visit www.conmed.com.

Forward-Looking Statements

This press release and today’s conference call may contain forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties, which could cause actual results, performance, or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. For example, in addition to general industry and economic conditions, factors that could cause actual results to differ materially from those in the forward-looking statements may include, but are not limited to, the risk factors discussed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017. Any and all forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct.

Supplemental Information - Reconciliation of GAAP to Non-GAAP Financial Measures

The Company supplements the reporting of its financial information determined under accounting principles generally accepted in the United States (GAAP) with certain non-GAAP financial measures, including percentage sales growth in constant currency and as adjusted for ASU 2014-09; adjusted gross profit; cost of sales excluding specified items; adjusted selling and administrative expenses; adjusted operating income; adjusted income tax expense; adjusted effective income tax rate; adjusted net earnings and adjusted diluted net earnings per share (EPS). The Company believes that these non-GAAP measures provide meaningful information to assist investors and shareholders in understanding its financial results and assessing its prospects for future performance. Management believes percentage sales growth as adjusted for ASU 2014-09 and in constant currency and the other adjusted measures described above are important indicators of its operations because they exclude items that may not be indicative of, or are unrelated to, its core operating results and provide a baseline for analyzing trends in the Company’s underlying business. Further, the presentation of EBITDA is a non-GAAP measurement that management considers useful for measuring aspects of the Company’s cash flow. Management uses these non-GAAP financial measures for reviewing the operating results and analyzing potential future business trends in connection with its budget process and bases certain management incentive compensation on these non-GAAP financial measures.

Net sales on an "adjusted" basis is a non-GAAP measure that presents net sales in "constant currency" and adjusts for the adoption impact of ASU 2014-09. The Company analyzes net sales on a constant currency basis to better measure the comparability of results between periods. To measure percentage sales growth in constant currency, the Company removes the impact of changes in foreign currency exchange rates that affect the comparability and trend of net sales. In addition, the Company adjusts for the adoption impact of ASU 2014-09. For GAAP purposes, the Company applied the modified retrospective transition approach, which requires certain costs previously included in selling and administrative expense and principally related to administrative fees paid to group purchasing organizations, to be recorded as a reduction of revenue for periods subsequent to January 1, 2018.  Amounts reported in prior years remain unchanged with these administrative fees included in selling and administrative expense.  To improve comparability between reporting periods, the Company assumed ASU 2014-09 had been applied as of January 1, 2017 thereby reducing net sales by the administrative fees for both periods when calculating adjusted sales growth, adjusted gross margin, adjusted selling and administrative expense and adjusted operating income. To measure earnings performance on a consistent and comparable basis, the Company excludes certain items that affect the comparability of operating results and the trend of earnings. These adjustments are irregular in timing, may not be indicative of past and future performance and are therefore excluded to allow investors to better understand underlying operating trends.

Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported sales growth, gross profit, cost of sales, selling and administrative expenses, operating income (loss), income tax expense (benefit), effective income tax rate, net income (loss) and diluted net earnings (loss) per share, the most directly comparable GAAP financial measures. These non-GAAP financial measures are an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures below, provide a more complete understanding of the business. The Company strongly encourages investors and shareholders to review its financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Consolidated Condensed Statements of Income (Loss)

(in thousands, except per share amounts, unaudited)

	Three Months Ended
	March 31,
	2018	2017
Net sales	$202,064	$186,567
Cost of sales	92,507	86,682
Gross profit	109,557	99,885
% of sales	54.2%	53.5%
Selling and administrative expense	84,568	94,761
Research & development expense	7,711	7,618
Income (loss) from operations	17,278	(2,494)
% of sales	8.6%	-1.3%
Interest expense	4,818	4,119
Income (loss) before income taxes	12,460	(6,613)
Provision (benefit) for income taxes	1,803	(2,068)
Net income (loss)	$10,657	$(4,545)

Basic EPS	$0.38	$(0.16)
Diluted EPS	0.37	(0.16)

Basic shares	28,008	27,867
Diluted shares	28,573	27,867

Sales Summary

(in millions, unaudited)

	Three Months Ended March 31,
			% Change
					Domestic		International
	2018	2017	As Reported	Adjusted(1)	As Reported	Adjusted(1)	As Reported	Adjusted (1)
Orthopedic Surgery	$108.9	$103.8	4.9%	2.3%	1.8%	3.3%	7.0%	1.6%
General Surgery	93.2	82.8	12.6%	12.5%	10.6%	12.8%	16.9%	12.1%
	$202.1	$186.6	8.3%	6.8%	6.9%	8.7%	10.0%	4.7%

Single-use Products	$161.7	$149.8	8.0%	6.7%	5.3%	7.5%	11.3%	5.7%
Capital Products	40.4	36.8	9.5%	7.2%	14.0%	14.0%	5.2%	0.8%
	$202.1	$186.6	8.3%	6.8%	6.9%	8.7%	10.0%	4.7%

Domestic	$106.3	$99.4	6.9%	8.7%
International	95.8	87.2	10.0%	4.7%
	$202.1	$186.6	8.3%	6.8%

(1)  Adjusted net sales growth is measured in constant currency and is adjusted for administrative fees that the Company began recording as a reduction of revenue under ASU 2014-09, Revenue from Contracts with Customers, effective January 1, 2018; 2017 administrative fees totaled $1.7 million for the period and were all related to domestic sales.

Reconciliation of Reported Net Income (Loss) to Adjusted Net Earnings

(in thousands, except per share amounts, unaudited)

	Three Months Ended March 31, 2018
	Gross Profit	Selling & Administrative Expense	Operating Income	Tax Expense/ (Benefit)	Effective Tax Rate	Net Income	Diluted EPS
As reported	$109,557	$84,568	$17,278	$1,803	14.5%	$10,657	$0.37
% of sales	54.2%	41.9%	8.6%
Tax reform (1)	—	—	—	(301)		301	0.01
	$109,557	$84,568	$17,278	$1,502		$10,958	$0.38
Gross profit %	54.2%
Amortization of intangible assets	$1,500	(4,021)	5,521	1,353		4,168	0.15
Adjusted net earnings		$80,547	$22,799	$2,855	15.9%	$15,126	$0.53
% of sales		39.9%	11.3%

	Three Months Ended March 31, 2017
	Gross Profit	Selling & Administrative Expense	Operating Income (Loss)	Tax Expense/ (Benefit)	Effective Tax Rate	Net Income (Loss)	Diluted EPS
As reported	$99,885	$94,761	$(2,494)	$(2,068)	31.3%	$(4,545)	$(0.16)
% of sales	53.5%	50.8%	-1.3%
Adoption of ASU 2014-09 (2)	(1,704)	(1,704)	—	—		—	—
Restructuring costs (3)	1,169	(1,322)	2,491	782		1,709	0.06
Business acquisition costs (4)	—	(487)	487	164		323	0.01
Legal matters (5)	—	(14,249)	14,249	4,463		9,786	0.35
	$99,350	$76,999	$14,733	$3,341		$7,273	$0.26
Gross profit % (2)	53.7%
Amortization of intangible assets	$1,500	(3,650)	5,150	1,821		3,329	0.12
Adjusted net earnings (2)		$73,349	$19,883	$5,162	32.7%	$10,602	$0.38
% of sales (2)		39.7%	10.8%

(1) In 2018, the Company recorded tax expense related to adjustments to December 2017 deferred tax balances as a result of the 2017 Tax Cuts and Jobs Act.
(2) In 2018, the Company adopted ASU 2014-09. This guidance requires certain costs previously recorded in selling and administrative expense and principally related to administrative fees paid to group purchasing organizations, to be recorded as a reduction of revenue beginning in 2018. For GAAP purposes, 2017 costs remain in selling and administrative expense. For comparative purposes, we assumed ASU 2014-09 had been applied as of January 1, 2017 thereby reducing net sales by the administrative fees for both periods when calculating gross profit, selling and administrative expense and operating income as a percent of sales.
(3) In 2017, the Company restructured certain operating, sales, marketing and administrative functions and incurred severance and other related costs.
(4) In 2017, the Company incurred integration related costs associated with the acquisition of SurgiQuest, Inc.
(5) In 2017, the Company incurred litigation fees as a result of the unfavorable verdict in the Lexion vs. SurgiQuest, Inc. case and other legal matters.

Reconciliation of Reported Net Income (Loss) to EBITDA & Adjusted EBITDA

(in thousands, unaudited)

	Three Months Ended
	March 31,
	2018	2017

Net income (loss)	$10,657	$(4,545)
Provision (benefit) for income taxes	1,803	(2,068)
Interest expense	4,818	4,119
Depreciation	4,502	4,866
Amortization	10,488	8,798
EBITDA	$32,268	$11,170

Stock based compensation	2,303	1,955
Restructuring costs	—	2,491
Business acquisition costs	—	487
Legal matters	—	14,249
Adjusted EBITDA	$34,571	$30,352

EBITDA Margin
EBITDA	16.0%	6.0%
Adjusted EBITDA (1)	17.1%	16.4%

(1) In 2018, the Company adopted ASU 2014-09. This guidance requires certain costs previously recorded in selling and administrative expense and principally related to administrative fees paid to group purchasing organizations, to be recorded as a reduction of revenue beginning in 2018. For GAAP purposes, 2017 costs remain in selling and administrative expense. For comparative purposes, we assumed ASU 2014-09 had been applied as of January 1, 2017 thereby reducing net sales by the administrative fees for both periods when calculating Adjusted EBITDA.